EXHIBIT 32.1

Statement Furnished Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

           The undersigned are the President and Chief Financial Officer of Reclamation Consulting and Applications, Inc. (the "Company").  This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This Certification accompanies the Annual Report on Form 10-KSB of the Company for the year ended June 30, 2006 (the "10-KSB Report").

The undersigned certifies that the 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

Date: October 13, 2006
/s/ GORDON W. DAVIES

Gordon W. Davies
President

Date: October 13, 2006
/s/ MICHAEL C. DAVIES

Michael C. Davies
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Reclamation Consulting and Applications, Inc. and will be retained by Reclamation Consulting and Applications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.